As filed with the Securities and Exchange Commission on January 18, 2002
                                                         Registration No 333-


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------

                          THE BOYDS COLLECTION, LTD.
            (Exact Name of Registrant as Specified in Its Charter)

         Maryland                                     52-1418730
(State or Other Jurisdiction of             (I.R.S. Employer Identification
Incorporation or Organization)                          Number)
                               350 South Street
                       McSherrystown, Pennsylvania 17344
  (Address, including Zip Code, of Registrant's Principal Executive Offices)

       1999 Option Plan for Key Employees of The Boyds Collection, Ltd. 2000 Option Plan for Key Employees of The Boyds Collection, Ltd. 2001 Option Plan for Key Employees of The Boyds Collection, Ltd.
                           (Full Title of the Plan)

                              Jean-Andre Rougeot
                            Chief Executive Officer
                               350 South Street
                       McSherrystown, Pennsylvania 17344
                                (717) 633-9898
   (Name, Address, including Zip Code, and Telephone Number, including Area
                   Code, of Registrant's Agent for Service)
                               ----------------
                                With Copies to:
                               ----------------
                              John B. Tehan, Esq.
                          Simpson Thacher & Bartlett
                             425 Lexington Avenue
                         New York, New York 10017-3954
                                (212) 455-2000

                        CALCULATION OF REGISTRATION FEE

Title of Securities    Amount to be   Proposed     Proposed      Amount of
to be Registered       Registered     Maximum      Maximum       Registration
                                      Offering     Aggregate     Fee (2)
                                      Price Per    Offering
                                      Share(2)     Price(2)

Common Stock,
$.0001 par
value per share       3,333,000(1)    $6.18     $20,597,940.00    $1,895.01


--------------------------

(1) Represents 853,000 shares that may be issued under the 1999 Option Plan for Key Employees of the Registrant, 480,000 shares that may be issued under the 2000 Option Plan for Key Employees of the Registrant and 2,000,000 shares that may be issued under the 2001 Option Plan for Key Employees of the Registrant.

(2)Pursuant to Rule 457(h) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the bid and asked price of the common stock quoted on The New York Stock Exchange on January 15, 2002.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

         *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Act") and Note to Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents, previously filed by The Boyds Collection, Ltd. (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2000;

     (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001; and

     (c) The description of the Company's "Common Stock" contained in its registration statement filed under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 001-14843).

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not required.

Item 5. Interests of Named Experts and Counsel

     Not required

Item 6. Indemnification of Directors and Officers

     The Company's charter provides that to the fullest extent permitted by the Maryland General Corporation Law ("MGCL"), directors and officers of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or an officer. Under Maryland law, however, these provisions do not eliminate or limit the personal liability of a director or an officer in either of the following cases:

     o to the extent that it is proved that the director or officer actually received an improper benefit or profit;

     o if a judgment or other financial adjudication is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in such proceeding.

     These provisions also do not affect the ability of the Company or its stockholders to obtain equitable relief, such as an injunction or rescission.

     As permitted by the MGCL, the Company's charter obligates the Company to indemnify its directors and officers and to pay or reimburse expenses for such individuals in advance of the final disposition of a proceeding to the maximum extent permitted by Maryland law. The Company's bylaws contain indemnification procedures which implement the obligations of its charter. The MGCL permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless any of the following is established:

     o the act or omission of the director or officer was material to the matter giving rise to such proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

     o the director or officer actually received an improper benefit in money, property or services; or

     o in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the action or omission was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed

     Not Applicable

Item 8. Exhibits

     3.1 Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference from Exhibit 3.1 of Amendment No. 1 to the Company's Registration Statement on Form S-1, filed on February 8, 1999, File No. 333-69535).

     3.2 By-laws of the Company (incorporated herein by reference from Exhibit 3.2 on Form 10-K, filed on March 30, 2000, File No. 001-14843).

     4.1 Registration Rights Agreement, dated as of April 21, 1998, between the Company and Donaldson, Lufkin and Jenrette Securities Corporation (incorporated by reference from Amendment No. 1 on Form S-4, filed June 21, 1999, File No. 333-79647).

     4.2 1998 Option Plan for Key Employees of the Company (incorporated by reference from Exhibit 10.3 of Amendment No. 1 to the Company's Registration Statement on Form S-1, filed on February 8, 1999, File No. 333-69535).

     4.3  1999 Option Plan for Key Employees of the Company*

     4.4  2000 Option Plan for Key Employees of the Company*

     4.5  2001 Option Plan for Key Employees of the Company*

     23.1 Consent of Deloitte & Touche LLP*

------------------

* Filed herewith

Item 9. Undertakings

     1. The Company hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) to include any prospectus required by Section 10(a)(3) of the Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          (b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. That, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McSherrystown, State of Pennsylvania, on this 18th day of January, 2002.



                          THE BOYDS COLLECTION, LTD.
                          (Company)


                          By: /s/ Jean-Andre Rougeot
                              --------------------------------------------
                              Jean-Andre Rougeot
                              Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                         Title                           Date

/s/ Jean-Andre Rougeot        Chief Executive Officer         January 18, 2002
-----------------------
Jean-Andre Rougeot

/s/ Gary M. Lowenthal         Chairman                        January 18, 2002
------------------------
Gary M. Lowenthal

/s/  Christine L. Bell        Chief Operating Officer         January 18, 2002
------------------------      and Secretary
Christine L. Bell

/s/  Elizabeth E. Smith       Vice President of               January 18, 2002
------------------------      Product Development
Elizabeth E. Smith

/s/ Peter H. Frost            Chief Financial Officer         January 18, 2002
-------------------------
Peter H. Frost

/s/ David Miller              Vice President of Marketing     January 18, 2002
-------------------------
David Miller

/s/ Henry R. Kravis           Director                        January 18, 2002
-------------------------
Henry R. Kravis

/s/ George R. Roberts         Director                        January 18, 2002
-------------------------
George R. Roberts

/s/ Scott M. Stuart           Director                        January 18, 2002
-------------------------
Scott M. Stuart

/s/  Marc. S. Lipschultz      Director                        January 18, 2002
-------------------------
Marc S. Lipschultz

/s/ Timothy Brady             Director                        January 18, 2002
-------------------------
Timothy Brady

By: /s/ Peter Frost
-------------------------
        Peter Frost
        Attorney-in-Fact

                               INDEX TO EXHIBITS


Exhibit No.          Description of Exhibit
----------           ----------------------

   3.1 Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference from Exhibit 3.1 of Amendment No. 1 to the Company's Registration Statement on Form S-1, filed on February 8, 1999, File No. 333-69535).

   3.2 By-laws of the Company (incorporated herein by reference from Exhibit 3.2 on Form 10-K, filed on March 30, 2000, File No. 001-14843).

   4.1 Registration Rights Agreement, dated as of April 21, 1998, between the Company and Donaldson, Lufkin and Jenrette Securities Corporation (incorporated by reference from Amendment No. 1 on Form S-4, filed June 21, 1999, File No. 333-79647).

   4.2 1998 Option Plan for Key Employees of the Company (incorporated by reference from Exhibit 10.3 of Amendment No. 1 to the Company's Registration Statement on Form S-1, filed on February 8, 1999, File No. 333-69535).

   4.3       1999 Option Plan for Key Employees of the Company*

   4.4       2000 Option Plan for Key Employees of the Company*

   4.5       2001 Option Plan for Key Employees of the Company*

  23.1       Consent of Deloitte & Touche LLP*


------------------
* Filed herewith